Exhibit 10.20

Summary of the Registrant’s Compensatory Arrangements with Executive Officers

Name and Title	Base Salary

Paul Sagan	$625,000
President and CEO

J. Donald Sherman	$429,525
Senior Vice President – Chief Financial Officer

Debra Canner	$284,625
Senior Vice President – Human Resources

George Conrades	$70,000	[1]
Executive Chairman

Melanie Haratunian	$336,375
Senior Vice President and General Counsel

Robert Hughes	$429,525
Executive Vice President – Global Sales, Services and Marketing

Tom Leighton	$20,000
Chief Scientist

[1]	Reflects cash compensation for serving as Executive Chairman of the Board of Directors